Exhibit 3.4

Notification of change of registration

(Qianshan City) UNMOVIC [2021]0005270350

Name: Wu Nong Technology (Liaoning) Co., Ltd

Harmonized Social Credit Code: 91210311MA10P67D2L

The above enterprises were approved by our Bureau on January 27,2021. The approved change registration items are as follows:

Change of company type:

Prior to change: limited liability company (sole proprietorship of natural person)

After change: limited liability company (sole proprietorship invested or controlled by non-natural person)

Scope change:

Prior to change: licensed items: food business (selling bulk food), food business (selling prepackaged food), alcohol business, health food sales, formula food sales for special medical purposes, infant formula milk powder sales, veterinary drug business, forest seed production, crop seed management, major crop seed production, fertilizer production, pesticide retail, pesticide wholesale, Internet information services (projects subject to approval in accordance with the law, approved by the relevant departments before carrying out business activities, specific business projects based on the results of approval) general items: software development, Technical services, technology development, technical advice, technology exchange, technology transfer, technology promotion, Internet sales (excluding the sale of goods subject to licensing), advertising production, advertising (non-radio, television, press and publication units), advertising design, agency, fruit cultivation, vegetable cultivation, spice crop cultivation, horticultural products cultivation, grain cultivation, domestic trade agents, educational advisory services (excluding educational and training activities subject to licensing), machinery and equipment sales, hardware retail sales, building materials sales, electronic products sales, office equipment consumables manufacturing, camera and equipment manufacturing, Computer hardware and software and auxiliary equipment retail, cosmetics retail, personal hygiene products sales, chemical products sales (excluding licensed chemical products), sporting goods and equipment retail, needle textiles sales, clothing retail, daily necessities sales, furniture sales, jewelry retail, type II medical equipment sales, feed raw materials sales, feed additives sales, fresh fruit retail, fresh vegetables retail, household appliances sales, edible agricultural products retail, watch sales, glasses sales (excluding contact lenses), toy sales, general goods warehousing services (excluding dangerous chemicals and other items subject to licensing approval), fertilizer sales, Initial processing of edible agricultural products (except for items subject to approval in accordance with the law, To carry out business activities independently in accordance with the law (business license)

After change: licensed items: food production, food import and export, import and export of goods, food business (selling bulk food), food business (selling prepackaged food), alcohol business, health food sales, formula food sales for special medical purposes, infant formula milk powder sales, veterinary drug business, forest seed production, crop seed management, major crop seed production, fertilizer production, pesticide retail, pesticide wholesale, Internet information services (projects subject to approval according to law, approved by relevant departments before carrying out business activities, specific business based on the results of approval) general items: software development, Technical services, technology development, technical advice, technology exchange, technology transfer, technology promotion, Internet sales (excluding the sale of goods subject to licensing), advertising production, advertising (non-radio, television, press and publication units), advertising design, agency, wholesale aquatic products, fruit cultivation, vegetable cultivation, spice crop cultivation, horticultural products cultivation, grain cultivation, aquatic plant cultivation, educational advisory services (excluding education and training activities subject to licensing), machinery and equipment sales, hardware retail sales, building materials sales, electronic products sales, office equipment consumables manufacturing, cameras and equipment manufacturing, Retail sales of computer hardware, software and auxiliary equipment, personal hygiene products, chemical products (excluding licensed chemical products), sporting goods and equipment, needle textiles, clothing, daily necessities, furniture, jewelry, jewelry, medical equipment, feed raw materials, feed additives, fresh fruit, fresh vegetables, household appliances, edible agricultural products, watches, glasses (excluding contact lenses), toy sales, general goods warehousing services (excluding dangerous chemicals and other items subject to licensing), fertilizer sales, Initial processing of edible agricultural products, Agricultural scientific research and experimental development, production, sale, processing, transportation, storage and other related services of agricultural products, domestic trade agents, purchase of primary agricultural products (except for projects subject to approval in accordance with the law, independent business activities shall be carried out on the basis of a business license according to law)

Investor change:

Before change: Yu Ze

After the change: Agriculture Technology (Shenzhen) Co., Ltd

I hereby inform you.

27 January 2021